Exhibit 31.2

Certification of Chief Financial Officer

Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934

I, Mark Thoenes, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Kaival Brands Innovations Group, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 25, 2022	By:	/s/ Mark Thoenes
Mark Thoenes
Interim Chief Financial Officer